SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2013

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-34032	26-0388421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 969-3586
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

Explanatory note:  Pioneer Southwest Energy Partners L.P. (the "Partnership") presents in this Item 2.02 certain information regarding the impact of changes in the fair values of derivative instruments on its results of operations for the three and six months ended June 30, 2013 and certain other information regarding its derivative instruments.

The following table summarizes net derivative gains and losses that the Partnership expects to record in its earnings for the three and six months ended June 30, 2013:

DERIVATIVE GAINS, NET
(in thousands)

	Three Months Ended	Six Months Ended
	June 30, 2013	June 30, 2013
Noncash changes in fair value:
Oil derivative gains	$8,627	$10,604
Gas derivative gains (losses)	664	(729)
Total noncash derivative gains, net	9,291	9,875

Cash settled changes in fair value:
Oil derivative losses	(3,537)	(7,082)
Gas derivative gains	604	1,357
Total cash derivative losses, net	(2,933)	(5,725)
Total derivative gains, net	$6,358	$4,150

Item 7.01    Regulation FD Disclosure

The following table presents the Partnership's open commodity derivative positions as of July 15, 2013:

			Year Ending
	2013		December 31,
	Third Quarter	Fourth Quarter	2014	2015

Average Daily Oil Production Associated with Derivatives (Bbl):
Collar contracts with short puts:
Volume	590	—	5,000	—
Price per Bbl:
Ceiling	$116.00	$—	$105.74	$—
Floor	$88.14	$—	$100.00	$—
Short put	$73.14	$—	$80.00	$—
Swap contracts:
Volume	4,160	4,750	—	—
Price per Bbl	$86.17	$87.83	$—	$—
Average Daily Gas Production Associated with Derivatives (MMBtu):
Collar contracts with short puts:
Volume	—	—	—	5,000
Price per MMBtu:
Ceiling	$—	$—	$—	$5.00
Floor	$—	$—	$—	$4.00
Short put	$—	$—	$—	$3.00
Collar contracts:
Volume	2,500	2,500	—	—
Price per MMBtu:
Ceiling	$4.50	$4.50	$—	$—
Floor	$4.00	$4.00	$—	$—
Swap contracts:
Volume	2,500	2,500	5,000	—
Price per MMbtu (a)	$6.89	$6.89	$4.00	$—
Basis swap contracts:
Permian Basin index swap volume (b)	2,500	2,500	—	—
Price differential	$(0.31)	$(0.31)	$—	$—
__________

(a)	Represents the NYMEX Henry Hub index price on the derivative trade date.
(b)	Represents swaps that fix the basis differentials between the Permian Basin index price and the NYMEX Henry Hub index price used in gas swap contracts.

Cautionary Statement Concerning Forward-Looking Statements

Except for historical information contained herein, the statements in Items 2.02 and 7.01 of this Current Report on Form 8-K are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of the Partnership are subject to a number of risks and uncertainties that may cause the Partnership's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, risks associated with the proposal delivered to the chairman of the Conflicts Committee of the General Partner of the Partnership by Pioneer Natural Resources Company (“Pioneer”) to acquire all of the outstanding common units of the Partnership that are held by unitholders other than Pioneer, including the risks that a definitive agreement will not be executed and that a transaction will not be approved or consummated, volatility of commodity prices, the effectiveness of the Partnership's commodity price derivative strategy, reliance on Pioneer and its subsidiaries to manage the Partnership's business and identify and evaluate drilling opportunities and acquisitions, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to complete the Partnership's operating activities, access to and availability of transportation, processing, fractionation and refining facilities, the Partnership's ability to replace reserves, including through acquisitions, and implement its business plans or complete its development activities as scheduled, uncertainties associated with acquisitions, access to and cost of capital, the financial strength of counterparties to the Partnership's credit facility and derivative contracts and the purchasers of the Partnership's oil, NGL and gas production, uncertainties about estimates of reserves and the ability to add proved reserves in the future, the assumptions underlying production forecasts, quality of technical data and environmental and weather risks, including the possible impacts of climate change. These and other risks are described in the Partnership's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the United States Securities and Exchange Commission. In addition, the Partnership may be subject to currently unforeseen risks that may have a materially adverse effect on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. The Partnership undertakes no duty to publicly update these statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER SOUTHWEST ENERGY PARTNERS L.P. By: Pioneer Natural Resources GP LLC, its general partner

		By:	/s/ Frank W. Hall
Frank W. Hall,
Vice President and Chief Accounting Officer

Dated:	July 18, 2013

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